PRESS RELEASE
                                               For further information contact:
                                               Edward F. Ruttenberg
                                               Phone: (412) 422-2377
                                               Fax:      (412) 422-2378
                                               Release No:  2005-11

(BW) (NY-AMERICAN-LOCKER-GROUP) (NASDAQ:ALGIE) AMERICAN LOCKER GROUP INCORPORATED ANNOUNCES RESULTS FOR FIRST QUARTER OF 2005 ON FORM 10-Q REPORT

BUSINESS EDITOR

   JAMESTOWN, NY- (BUSINESS WIRE) August 1, 2005. American Locker Group Incorporated announced that it filed its Quarterly Report on Form 10-Q for its fiscal quarter ended March 31, 2005. The operating results for the first quarter of 2005 reflect a full quarter of revenues from the Company's long-term contract with the United States Postal Service (USPS) for polycarbonate and aluminum Cluster Box Units (CBUs), which was not renewed by USPS and expired on May 31, 2005. The Company expects that its sales and operating results will decline substantially in subsequent quarters of 2005 as compared to the first quarter, as a result of the loss of the USPS as a customer. In addition, the Company recorded an impairment charge of approximately $6.4 million, including a goodwill write-down of $6.1 million against its operating results, in the first quarter of 2005.

   In the first quarter of 2005, the Company recorded consolidated net sales of $9,160,220, a decrease from $9,554,307, or 4.1%, over the first quarter of 2004. This decrease was attributable primarily to a decline in sales across all of the Company's basic product groupings. Sales to the USPS were $4.2 million in the first quarter of 2005 versus $4.5 million in the same period of 2004, a decline of 6.6%. Notwithstanding the loss of the USPS contract, the Company experienced relatively little decline in CBU sales in the first quarter of 2005, as the contract did not expire until May 31, 2005. The Company reported a net loss of $5,697,031 in the first quarter of 2005 as compared to net income of $630,820 in the same period of 2004, due primarily to the $6.1 million charge against operations for goodwill impairment. Loss per share on a diluted basis was $3.71 per share in the first quarter of 2005, down from earnings per share on a diluted basis of $0.41 in the first quarter of 2004.


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  The matters discussed in this press release which contain forward-looking statements, including without limitation, statements relating to the Company's plans, strategies, objectives, expectations, intentions and adequacy of resources, are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that such forward-looking statements involve certain known and unknown risks, some of which are beyond the Company's control, including, among others, risks related to (i) the Company's plans, strategies, objectives, expectations, and intentions, which are subject to change at any time at the discretion of the Company, (ii) the successful implementation of the Company's restructuring plan, including a significant reduction of annual selling, general and administrative expenses, the relocation of the Company's headquarters in Texas, and the restructuring of its bank debt on terms acceptable to its lenders, (iii) new product development by the Company, (iv) the Company's liquidity and capital resources, (v) the Company's competition, and (vi) other risks and uncertainties indicated from time to time in the Company's filings with the Securities and Exchange Commission. The Company's actual results could differ materially from those expressed in any forward-looking statement made by or on the Company's behalf. In light of these risks and uncertainties, there can be no assurance that the forward-looking information will, in fact, prove to be accurate. The Company has undertaken no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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